UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

CURASCIENTIFIC CORP.

(Exact name of registrant as specified in its charter)

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FLORIDA	000-56325	99-0632739
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number) 12162 Riffle Road Nevada City, CA 95959 909-435-1642	Identification No.)

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by Curascientific Corp. (the “Company”), and with certain events and actions taken by the Company.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01 Item 3.01	Completion of Acquisition or Disposition of Assets Unregistered Sales of Equity Securities

Item 5.02 Item 9.01	Appointment of Director, Compensation of Certain Officers Exhibits

When used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and similar terminology reference to the Company.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Share Exchange: On February 1, 2024, Curascientific Corp., the "Holding Company," executed the terms of a Share Exchange Agreement with Sustainable Energy Group, a company having ongoing operations.  Pursuant to the terms of the Share Exchange Agreement, each unitholder of Sustainable Energy Group stock exchanged each share held in Sustainable Energy Group for one (1) share of Curascientific Corp., whereby Curascientific Corp. became the holder and owner of all the outstanding stock of Sustainable Energy Group.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and their management and their interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•our projected future profitability and other financial metrics;

•our anticipated ability to execute the business strategy

•our future financing plans;

•our plans for expansion of our operations;

•our anticipated needs for working capital;

•the anticipated trends in our industry; and

•competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, generally include the words “will”, “may,”, “could”, “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” and similar expressions. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Current Report on Form 8-K will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements,

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whether as a result of new information, future events, changed circumstances or any other reason. Potential investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

Business

Those statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including the disclosures set forth in this Item 2.01 to this Current Report on Form 8-K, under the headings “Cautionary Note on Forward Looking Statements” and “Risk Factors”, which disclosures are incorporated herein by reference. As a result of the Merger, the Company, assumed management of the business activities of Sustainable Energy Group and the stockholders of the Company have the right to appoint all of the members of the board of directors of the Company. As used in this section, the terms “we”, “our”, “us” and the “Company” refer to the Company and Sustainable Energy Group

Our Operating Company: Sustainable Energy Group

Sustainable Energy Group is a new-emerging company entering the green-space and alternative energy technology and services.  The company is positioning itself for success in environmental sustainability as it aligns with the growing global emphasis on sustainability and environmental consciousness.

Item 3.02. Unregistered Sales of Equity Securities.

Curascientific Corp. (CSTF) issues the following shares, with issuance of Series A Preferred stock of the Company, having no voting rights, made after 2/1/2024.

.

Registered Share Holder Name & Title	Affiliate? (Yes or No)	Number of Shares	% Ownership	Restricted or Free Trading
BRIAN T. GARNDER	YES	500,000	2.5	Restricted

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

On the 1st day of February, 2024, the Company received the resignation of Samuel Berry, as Chairman only, but remains a director, effective upon the close of business February 1, 2024. By resolution of the Company, Brian Gardner was appointed Director, Chairman, and COO pursuant to the terms of certain Employment Agreement dated February 1, 2024.

Item 9.01. Exhibits.

(a) Exhibits.

Exhibit                       Description

2.1           Share Exchange Agreement, dated February 1, 2024, by and among Curascientific Corp., a Florida corporation, and Sustainable Energy Group.

5.02 Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curascientific Corp

Date:	February 9, 2024	/s/ Brian Gardner
Name: Brian Gardner
Title: Chairman

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